                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     NORTH CAROLINA NATURAL GAS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                [LOGO NORTH CAROLINA NATURAL GAS CORPORATION]

                      150 Rowan Street/Post Office Box 909
                    Fayetteville, North Carolina 28302-0909

    -----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 14, 1997

    -----------------------------------------------------------------------

                                                                December 6, 1996
                                                    Fayetteville, North Carolina

TO THE STOCKHOLDERS:

     Notice is hereby given that in accordance with the By-Laws, the Annual Meeting of the Stockholders of North Carolina Natural Gas Corporation (the "Company") will be held at The Radisson Prince Charles Hotel, 450 Hay Street, Fayetteville, North Carolina, at 10:00 A.M., on the 14th day of January 1997, for the following purposes:

     1. To elect three Directors to serve for a term of three years.

     2. To consider approval of the Company's Long Term Incentive Plan.

     3. To consider approval of the Company's Directors' Deferred Compensation Stock Plan.

     4. To consider approval of the Company's Directors' Retirement Compensation Stock Plan.

     5. To transact such other business as may properly come before the meeting.

     Only stockholders of record on November 25, 1996 are entitled to vote at the Annual Meeting and any adjournment thereof.

                                     /s/ Sally T. Towers
                                     SALLY T. SOWERS,
                                     Secretary

--------------------------------------------------------------------------------

Each Stockholder Who Does Not Expect to Attend is Urged to Date and Sign the Enclosed Proxy and Return it Promptly in the Enclosed Envelope Which Requires No Postage if Mailed in the United States.

                     NORTH CAROLINA NATURAL GAS CORPORATION

                      150 ROWAN STREET/POST OFFICE BOX 909
                    FAYETTEVILLE, NORTH CAROLINA 28302-0909
                                  910-483-0315
                                DECEMBER 6, 1996
                      ------------------------------------
                                Proxy Statement
                      ------------------------------------

     This proxy statement is furnished to Stockholders by the management of the Company for solicitation of proxies for use at the Annual Meeting of Stockholders on Tuesday, January 14, 1997, at 10:00 A.M. at the Radisson Prince Charles Hotel, 450 Hay Street, Fayetteville, North Carolina, and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The accompanying proxy is for use at the meeting if a Stockholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked by the Stockholder at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, filing a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person. All shares of the Company's Common Stock ("Common Stock") represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of: (1) electing three Directors for three-year terms expiring in 2000;
(2) approving the Company's Long Term Incentive Plan; (3) approving the Company's Directors' Deferred Compensation Stock Plan; and (4) approving the Company's Directors' Retirement Compensation Stock Plan.

     The Annual Report for the twelve-month period ended September 30, 1996, is enclosed herewith.

     This proxy is solicited on behalf of the Board of Directors of the Company and the cost of solicitation has been or will be borne by the Company. The approximate date this proxy material is first being sent to Stockholders of the Company is December 6, 1996. The solicitation is being made by mail. In addition, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for their expense in so doing. It may be that further solicitation of proxies will be made by telephone or oral communication with some Stockholders of the Company following the original solicitation. All such further solicitation will be made by officers and regular clerical employees of the Company who will not be additionally compensated therefor.

RECORD DATE AND VOTING SECURITIES

     Only common Stockholders of record at the close of business on the 25th day of November 1996, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,575,605 shares of common stock, $2.50 par value ("Common Stock"). Each issued and outstanding share of Common Stock entitles the record holder to one vote. No Stockholder has the right to vote cumulatively for the election of directors. As of September 30, 1996, no Stockholder, to the knowledge of the Company, is the beneficial owner of 5% or more of the Company's Common Stock.

PROPOSAL ONE.  ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of nine persons and is divided into three classes, with the term of office of each class ending in successive years. The terms of the Directors of Class III expire with this Annual Meeting of Stockholders. Each of the three nominees for Class III, if elected, will serve three years until the 2000 Annual Meeting and until their successors have been elected and qualified. The current Directors of Classes I and II will continue in office until the 1998 and 1999 Annual Meetings, respectively.

     The persons named in the enclosed form of proxy will vote for the election of the three nominees named below unless authority so to vote is withheld. In the event any of the nominees should become unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The election of each nominee requires the affirmative vote of a majority of the shares of Common Stock cast in the election of Directors. The proxies solicited hereby will be voted FOR the election of three nominees listed below unless otherwise specified in the proxy.

     All of the nominees are currently Directors of the Company and each has served continuously as a Director of the Company since the year indicated. The Company is not aware of any reason why any nominee would be unable to serve.

     The following table sets forth the names and ages of the Nominees For Election As Directors and Continuing Directors, their principal occupation during the past five years and other data regarding them, including Company securities beneficially owned at November 25, 1996, based on information received from the respective Nominees and Continuing Directors.

                        INFORMATION CONCERNING DIRECTORS

                                                                                                   SHARES
                             DIRECTOR          PRINCIPAL OCCUPATION AND DIRECTORSHIPS IN         BENEFICIALLY
         NAME          AGE    SINCE             OTHER PUBLIC COMPANIES WHERE APPLICABLE          OWNED(1)(2)
---------------------- ---   --------   -------------------------------------------------------  -----------
                                                  NOMINEES FOR ELECTION AS DIRECTORS
James E.S. Hynes       56      1993     Chairman of the Board of Hynes Sales Co. Inc.,               3,157
                                        manufacturers representatives, Charlotte, North
                                        Carolina. Directorship: Ruddick Corporation
Richard F. Waid        68      1981     Managing Director, The Robinson-Humphrey Company,           14,422
                                        Investment Banking & Securities Broker/Dealer, Atlanta,
                                        GA, 1992-date; Senior Vice President, Tucker Anthony,
                                        Incorporated, Investment Banking & Securities
                                        Broker/Dealer, Washington, D.C., 1990-1992.
                                        Directorship: Iverson Technology Corp.
Calvin B. Wells        60      1981     Chairman, President and Chief Executive Officer of the      20,682
                                        Company
                                                         CONTINUING DIRECTORS
George T. Clark, Jr.   68      1978     Attorney at Law, Wilmington, North Carolina                  8,047
  (Term Expires 1998)
Paul A. DelaCourt      62      1989     Chairman, The North Carolina Enterprise Corporation;         7,750
  (Term Expires 1999)                   Vice Chairman, North Hills, Inc., Raleigh, North
                                        Carolina. Directorships: Federal Reserve Bank of
                                        Richmond and Golden Corral Corporation
Frank B. Holding, Jr.  35      1995     President of First Citizens BancShares, Inc. and First       1,500
  (Term Expires 1999)                   Citizens Bank, Raleigh, North Carolina, 1994-date; Area
                                        Executive, First Citizens Bank, Charlotte, North
                                        Carolina, 1992-1994; City Executive, First Citizens
                                        Bank, Fayetteville, North Carolina, 1989-1991.
                                        Directorship: First Citizens BancShares, Inc.
Robert T. Johnson      60      1994     Retired Partner, Arthur Andersen LLP, Atlanta, Georgia       2,579
  (Term Expires 1998)
John O. McNairy        48      1995     President and CEO of Tidewater Transit Co., Inc. and        41,171
  (Term Expires 1999)                   Harvey Enterprises & Affiliates, Kinston, North
                                        Carolina, 1981-date; Chairman of Board of Stackhouse,
                                        Inc., Goldsboro, North Carolina, 1994-date.
                                        Directorship: Wachovia Bank of N.C., N.A.
William H. Prestage    61      1988     President, Prestage Farms, Clinton, North Carolina.         11,965
  (Term Expires 1998)                   Directorship: Smithfield Foods, Inc.
All Directors and Officers as a Group,                                                             145,978
  including those named above (23 persons)

---------------

(1) As reported to the Company by the Directors and nominees and executive officers (including shares held by spouses, minor children, affiliated companies, partnerships and trusts over which the named person has beneficial ownership). The percentage of outstanding shares owned beneficially by each person named above is less than 1%. All Directors and Officers as a group owned 2.2%.
(2) Includes full shares acquired through the Dividend Reinvestment Plan.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     Meetings of the Board of Directors are held regularly each quarter, including an organizational meeting following the conclusion of the Annual Meeting of Stockholders. Special meetings of the Directors are called as necessary. The Board of Directors held five meetings in fiscal year 1996.

     The Company has two standing committees of the Board of Directors, an Audit Committee and a Personnel and Compensation Committee. The Company does not have a Nominating Committee.

     The Audit Committee, which consists of Messrs. Holding, McNairy, Prestage and Waid, is responsible for approval of the services performed by the Company's independent accountants and for review of the objectivity of its financial reporting. It meets with appropriate Company financial personnel and independent public accountants in connection with its review of the financial statements to be included in the Company's Annual Report to Stockholders. This Committee also recommends to the Board the appointment of the independent public accountants to serve as auditors for the following year in examining the accounts of the Company. This Committee met one time during fiscal year 1996.

     The Personnel and Compensation Committee, which consists of Messrs. Clark, DelaCourt, Hynes, and Johnson, approves changes in the Company's pension plan and makes recommendations to the Board with respect to compensation of the officers of the Company. This Committee met four times during fiscal year 1996.

     During the past fiscal year, no member of the Board of Directors attended fewer than 75% of the Directors' meetings or 75% of the meetings of committees of the Board of Directors on which they served.

DIRECTORS' COMPENSATION

     The Company's standard arrangement for compensation of Directors is payment of $1,250 per month as a Director's retainer fee and $600 for attendance at each meeting of the Board or a committee. Salaried officers of the Company also serving on the Board of Directors receive no additional compensation for their services as members of the Board of Directors.

     Under the Cash Retirement Plan for Directors adopted by the Board on January 13, 1981, as amended, Directors of the Company, upon retirement from the Board of Directors at age 75 and after serving as a Director for five years or more, will be paid retirement compensation for life in an amount equal to the annual Director's retainer fee. If a Director elects to retire before age 75, the retirement compensation continues for the number of years he served on the Board. In the event of a change in control of the Company, a Director who has served not less than five years on the Board may elect to retire at such time with retirement compensation for life. After retirement, each Director shall be an Advisory Director available to the Board of Directors for consultation and advice. The Company proposes to replace the Cash Retirement Plan for Directors with the Directors' Retirement Compensation Stock Plan ("Stock Retirement Plan"). (See Proposal Four and Exhibit "C".)

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

     The following table sets forth all compensation paid to the Company's chief executive officer and the two other most highly compensated executive officers of the Company whose total annual salary and bonuses exceeded $100,000 for the fiscal years 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                  ANNUAL COMPENSATION          AWARDS
                                              ---------------------------   ------------
                                                                  OTHER      RESTRICTED        ALL
              NAME AND                                            ANNUAL       STOCK          OTHER
         PRINCIPAL POSITION            YEAR    SALARY    BONUS   COMP.(1)      AWARDS      COMPENSATION
-------------------------------------  ----   --------   -----   --------   ------------   ------------
Calvin B. Wells                        1996   $255,358    $ 0    $      0        $0             $0
  Chairman, President and              1995    246,412      0     121,788         0              0
  Chief Executive Officer              1994    225,608      0           0         0              0
Gerald A. Teele                        1996    171,108      0      44,050         0              0
  Senior Vice President                1995    165,064      0      28,417         0              0
  and Chief Financial Officer          1994    153,858      0           0         0              0
Terrence D. Davis                      1996    123,400      0           0         0              0
  Vice President -- Operations         1995    118,331      0           0         0              0
  and Industrial Sales                 1994    108,650      0           0         0              0

---------------

(1) Represents the difference between the price paid by the named executive officers for Common Stock of the Company purchased from the Company upon the exercise of stock options and the fair market value of such Common Stock and cash paid for dividend equivalents accrued from the grant date to the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table shows the aggregated stock options exercised in the fiscal year ended September 30, 1996 and the stock option values for the named executive officers at September 30, 1996.

                                                                                                 VALUE OF UNEXERCISED
                                                                   NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                     OPTIONS AT FY-END           OPTIONS AT FY-END(2)
                             SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
                               ON EXERCISE      REALIZED(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             ---------------   --------------   -----------   -------------   -----------   -------------
Gerald A. Teele.............       2,800          $ 44,050          2,800             --        $44,660             --
Terrence D. Davis...........          --                --          5,700             --        $89,205             --

---------------

(1) Represents the difference between the market value of the shares on the date of exercise of the options and the exercise price.
(2) Represents the closing price for the Company's Common Stock on September 30, 1996 of $29.75 less the exercise price for all outstanding options to the named individual.

ANNUAL INCENTIVE PLAN

     The Annual Incentive Plan ("AIP") as adopted by the Board of Directors in 1996 became effective October 1, 1996 for the Company's 1997 Fiscal Year. Officers and key employees who have the opportunity to make significant contributions to the Company's performance are eligible to receive AIP incentive awards based upon the financial performance of the Company, performance of the individual participant and the base salary of each participant. The Board of Directors has the right to suspend or terminate the AIP at any time.

     The AIP is administered by the Personnel and Compensation Committee of the Board of Directors (the "Committee") which, with approval of the Board of Directors, may amend or modify the AIP. The Company's Chief Executive Officer ("CEO") assists the Committee in administering the AIP, with the exception of any decisions pertaining to the CEO's performance and compensation under the AIP. Participants are approved by the Committee, based upon the CEO's recommendations, and will be selected prior to each fiscal year by the Committee. For Fiscal Year 1997, twenty key employees have been selected to participate in the AIP. Participants selected by the Committee to participate in the AIP are grouped into tiers based on the scope of their job responsibilities with such tiers being used to determine target and maximum incentive award levels. Target and maximum incentive award levels are established by the Committee for each participant tier based on a percentage of the base salary for each participant.

     Under the AIP, annual incentive awards are granted upon the achievement of a combination of Company and individual objectives as established by the Committee. While all participants will have some portion of their incentives tied to Company objectives, the weight placed on individual objectives will vary based on each participant's job accountabilities and the degree to which quantifiable individual objectives can be set and measured. An AIP incentive award, if any, to be granted to the CEO for the 1997 Fiscal Year will be determined by the Committee solely by reference to the Company objectives. Company objectives are selected and weighted by the Committee based on their importance to overall Company success and to provide a balance among operating and financial priorities.

     The Company and individual performance objectives are stated in terms of minimum, target and stretch goals. Results that are at or below the performance threshold for a performance measure earn no incentive award. Likewise, results that are at or above the stretch performance level earn the maximum incentive award. Where results fall between the threshold and target or target and stretch performance levels, straight-line interpolation will be used to calculate actual incentives earned.

     At the conclusion of each plan year (fiscal year), reviews of each AIP participant's actual performance versus individual objectives will be made by the CEO or supervising personnel and results will be reported to the Committee. The actual incentive award earned by a participant, if any, is the sum of the incentives earned for actual performance against each Company and individual objective, as the participant's incentive potential is allocated among objectives based on their relative weights.

KEY EMPLOYEE STOCK OPTION PLAN

     The Key Employee Stock Option Plan (the "Plan") was authorized by the Board of Directors and Stockholders in 1990. Specified key employees of the Company are eligible to receive an option to purchase shares of Common Stock of the Company. The purpose of the Plan is to attract and retain individuals of outstanding ability and to encourage such key employees to acquire an ownership in the Company. If the Long Term Incentive Plan described in Proposal Two below is approved by Stockholders, the Board of Directors will not grant additional options under the Key Employee Stock Option Plan.

     Under the Plan, options may be granted to all key employees as a group to purchase up to a maximum of 150,000 shares of the Company's Common Stock as adjusted for a stock split during 1992. The option price per share in each case will be 90% of the "fair market value" of a share of the Company's Common Stock on the date the option is granted as determined under the terms of the Plan. Payment of the purchase price upon exercise of an option must be made in cash. However, the Company shall pay to any employee exercising an option a sum equal to 50% of the dividends which would have been payable on the shares of Common Stock covered by the option during the period from the grant of the option to the exercise date of the option. Proceeds received by the Company upon the exercise of options will be used for general corporate purposes.

     An option may not be exercised until five years following the date of grant and shall then be exercisable only during the next two-year period (the "Option Period"). An option will terminate upon the earliest to occur of: (i) expiration of the Option Period; (ii) termination of the employee's employment during the five-year period following the date of grant for any reason other than death, disability or retirement under the Pension Plan; or (iii) three months following termination of the employee's employment for any reason during the Option Period. In the event of termination of employment during the five-year period following the date of grant due to death, disability or retirement, the employee (or, in the event of death, his beneficiary or estate) shall immediately become entitled to exercise the option for a period of three months as to a portion of the shares equal to the number of full calendar months between the date of grant and the date of termination divided by sixty. The plan also provides for a forfeiture at the discretion of the Committee of an employee's rights to purchase a portion of the shares subject to an option in certain cases where the employee is demoted or his responsibilities are reduced during the five years following the date of grant, and allows the Committee to provide that any option granted will otherwise expire or terminate prior to the expiration of the Option Period upon the occurrence of other events specified by the Committee. Options may be granted under the Plan on terms deemed appropriate by the Committee but which differ from those provided in the Plan where such options are granted in substitution for options held by employees of other corporations who become employees of the Company or one of its subsidiaries as the result of a merger or consolidation with the Company or the acquisition by the Company of such other corporation.

EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors and approved by Stockholders in 1990. The purpose of the ESPP is to encourage employees of the Company to purchase Common Stock in the Company and thereby increase employee interest in the successful operations of the Company and allow the Company's employees to share in the economic growth and success of the Company through stock ownership.

     The ESPP is administered by a committee of four (4) or more individuals who are Directors or employees of the Company. The ESPP provides for the reservation of 300,000 shares, adjusted for the stock split, of the Company's Common Stock available to all eligible employees of the Company.

     Eligible employees of the Company are those employees who have completed twelve (12) months of continuous service with the Company and meet the minimum work hours per week. Such employees may authorize a payroll deduction of any amount between 2% and 6% of their compensation, including bonuses and overtime, for the purchase of the Company's Common Stock. Any payroll deduction designated by an employee must be in whole multiples of 1% and any stock purchased from the Company on behalf of an employee shall be purchased once a year at a price equal to 90% of the lesser of the average of five (5) trading days ending on:

     (a) the first day of the offering period, or

     (b) the last day of the offering period.

The offering period shall be each twelve (12) month period commencing on January 1.

     The Board of Directors has the right to amend or terminate the ESPP at any time. The ESPP was originally scheduled to terminate January 1, 1994. However, in September 1993, the Board of Directors amended the ESPP to extend the termination date to the earlier of (a) January 1, 1999, or (b) the date on which all or substantially all of the shares of Common Stock authorized for issuance under the ESPP have been purchased.

EMPLOYEE RETIREMENT PLANS

     The Company has a defined benefit retirement plan (the "Retirement Plan") which covers all full time employees upon their attaining age 21 and completing one year of service. The Company also has a pension restoration plan (the "Restoration Plan") which provides certain employees with retirement benefits they otherwise would have received under the Retirement Plan formula but which may not be paid to them under the Retirement Plan due to limitations on benefits imposed by the Internal Revenue Code. Collectively, these plans are referred to herein as the "Retirement Plans".

     The Retirement Plan is wholly paid for by the Company which has established a trust with a bank as trustee to which contributions are made from time to time by the Company and from which the benefits under the Retirement Plan are paid. The Restoration Plan is administered by the Company and the benefits thereunder are payable from the Company's general funds.

     A participant in the Retirement Plans becomes fully vested prior to normal retirement at age 65 upon the completion of five years of service. Benefits are also provided under the Retirement Plans in the event of early retirement or disability retirement at or after age 55 and the completion of at least 20 years of service. Benefits under the Retirement Plans are based upon application of a formula to the specified average compensation and years of credited service (up to a maximum of 20 years) at normal retirement age. Compensation covered by the Retirement Plans consists of W-2 wages plus certain deferred compensation, the total of which approximates the total of amounts shown in the Summary Compensation Table.

     The table below illustrates the amount of annual, normal retirement benefits payable under the Retirement Plans based upon application of the plan formula to the specified average compensation and years of credited service at normal retirement age, allowing for reasonable increases in existing compensation levels. These amounts, which do not reflect reductions which would result from joint and survivor elections, are in addition to Social Security benefits or other amounts that would be paid at normal retirement age.

                       YEARS OF CREDITED SERVICE
    AVERAGE        ---------------------------------
  COMPENSATION       10           15           20
  ------------     -------     --------     --------
    $ 50,000       $12,500     $ 18,750     $ 25,000
      60,000        15,000       22,500       30,000
      70,000        17,500       25,250       35,000
      80,000        20,000       30,000       40,000
      90,000        22,500       33,750       45,000
     100,000        25,000       37,500       50,000
     110,000        27,500       41,250       55,000
     125,000        31,250       46,675       62,500
     140,000        35,000       52,500       70,000
     150,000        37,500       56,250       75,000
     175,000        43,750       65,625       87,500
     200,000        50,000       75,000      100,000
     225,000        56,250       84,375      112,500
     250,000        62,500       93,750      125,000
     275,000        68,750      103,125      137,500

     Anticipated years of credited service under the Retirement Plans for the individuals named in the Summary Compensation Table are as follows: Calvin B. Wells, 27 years; Gerald A. Teele, 31 years; and Terrence D. Davis, 19 years.

     Benefit amounts are computed on a straight-line annuity basis.

EXECUTIVE EMPLOYMENT AGREEMENTS
IN THE EVENT OF CHANGE IN CONTROL

     The Company has Employment Agreements ("Agreements") with ten (10) of its executive officers holding the rank of corporate vice president or higher. The purpose of such Agreements is to encourage retention of its present senior executive officers and provide assurance that such officers are able to devote their full attention and energies to the Company's business in the face of potentially disruptive and distracting circumstances that may arise upon an attempted or actual change in control or takeover of the Company. The Agreements provide for the payment of certain severance benefits only in the event of a termination of employment following a change in control of the Company. A "Change in Control" is deemed to have occurred if (i) the Company consolidates or merges into or with another corporation as a result of which the Company is not the surviving corporation, or (ii) a majority of the outstanding shares of the Company are acquired by any other corporation, person or group.

     Each officer is entitled to such benefits in the event his employment with the Company or its successor is terminated within a period of three (3) years following a Change in Control unless such termination is (i) due to his death or retirement, (ii) by the Company for "cause" or due to his "disability", or (iii) by the officer other than for "Good Reason". Such benefits consist of severance pay in an amount equal to the executive's salary in effect at the time of Change in Control for a maximum period of two (2) years and eleven (11) months plus participation in any pension or retirement plans, life insurance, health and accident insurance, and disability benefits normally due the employee provided that if the terminated executive obtains employment with another employer, the amount of compensation due the terminated employee by the Company or its successor will be reduced by the salary paid by the other employer. With respect to all individuals who have such Agreements, the average of their current annual salaries is $115,760.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no executive officer-director interlocks where an executive of the Company serves on the Compensation Committee of another company that has an executive officer serving on the Company's Board of Directors. Messrs. George T. Clark, Jr., Paul A. DelaCourt, James E.S. Hynes and Robert T. Johnson serve as the Directors' Personnel and Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission and the New York Stock Exchange.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Directors and executive officers, the Company believes that during the 1996 fiscal year, its Directors and executive officers complied with all applicable Section 16(a) filing requirements, except for Mr. McNairy who inadvertently failed to specify on Form 3 all shares of the Company's Common Stock owned by privately held companies in which he was an officer, director or stockholder. Since the filing of such Form 3, neither Mr. McNairy nor such companies have had any transactions in the Company's Common Stock and Mr. McNairy has filed Form 5 correctly specifying all other shares of Common Stock beneficially owned by him which were inadvertently omitted from his initial Form 3 filing.

REPORT OF PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Committee is responsible for recommending to the Board of Directors the compensation level of the Chief Executive and other officers of the Company. This Committee is comprised of four independent outside directors who are not eligible to participate in any compensation program available to officers or employees of the Company.

     The Committee's compensation philosophy is based on the following principles:

     (1) Compensation of the Company's executives is to be motivational and emphasize the key financial and operating objectives that have the ultimate goal of enhancing Stockholder value while fulfilling the Company's responsibilities as a regulated North Carolina utility;

     (2) The levels of compensation shall reflect consideration of the level of job responsibility, individual performance, experience and industry peer comparisons;

     (3) Executive compensation is to be competitive in order to retain and attract qualified employees. In addition to monetary payments, the Company shall award stock options to executives in order to increase their stock ownership in the Company, thereby aligning the interests of executives with those of Stockholders;

     (4) The Committee shall set compensation for its executives outside the presence of the executives concerned.

     The compensation of executive officers consists primarily of a base salary, the Key Employee Stock Option Plan previously described and the Annual Incentive Plan effective October 1, 1996. As previously noted in this Proxy Statement, the Board of Directors will not grant additional options under the Key Employee Stock Option Plan if the Long Term Incentive Plan described in Proposal Two of this Proxy Statement is approved. The Long Term Incentive Plan as described in Proposal Two herein is designed to focus the participants' attention on the long term creation of Stockholder value that exceeds the Company's industry peers while promoting ownership of the Company's Common Stock among the Company's senior officers, thereby increasing management's linkage to Stockholder interests. The Annual Incentive Plan is designed to attract and retain capable individuals to serve as officers and key employees of the Company, and to motivate these employees to achieve operating results exceeding industry peers and to control operating expenses while producing above average returns for Stockholders.

     On recommendation of the Personnel and Compensation Committee and approval of the Board of Directors, Mr. Wells' salary was set at a level of $257,000 at the January 1996 meeting of the Board of Directors. This compensation level was set based on the factors indicated above, including compensation of individuals holding similar positions in other gas distribution companies, return on equity, other financial and operating performance indicators and certain qualitative factors. The performance of the Company's Common Stock and total return for the most recent five-year period of his leadership as Chief Executive Officer is shown on the performance graph below.

     This report is submitted by members of the Personnel and Compensation
Committee: Paul A. DelaCourt, Chairman; George T. Clark, Jr.; James E.S. Hynes; and Robert T. Johnson.

PERFORMANCE GRAPH

     The graph below compares the yearly change in the cumulative total Stockholder return for NCNG Common Stock as compared with the S&P Utilities and a peer group of companies. This graph assumes investment of $100 in Common Stock and each of the indices on September 30, 1991 and reinvestment of all subsequent dividends.
                                   [GRAPH]

      Measurement Period
    (Fiscal Year Covered)            NCNG        S&P Utilities    Peer Group
1991                                       100             100             100
1992                                       148             114             109
1993                                       200             142             139
1994                                       173             124             121
1995                                       176             158             138
1996                                       247             169             168

     The members of the peer group referred to in the performance graph above are AGL Resources, Atmos Energy Corp., Bay State Gas, Berkshire Gas Co., Brooklyn Union Gas Co., Cascade Natural Gas Corp., Colonial Gas Co., Connecticut Energy Corp., Connecticut Natural Gas Corp., Delta Natural Gas Co. Inc., Energy West Inc., Energynorth Inc., Essex County Gas Co., Indiana Energy Inc., Laclede Gas Co., Mobile Gas Service Corp., New Jersey Resources, Nicor Inc., Northwest Natural Gas Co., NUI Corp., Pacific Enterprises, Peoples Energy Corp., Piedmont Natural Gas Co., Providence Energy Corp., Public Service Co. of NC, Southern Union, United Cities Gas Co., Washington Energy Co., Washington Gas Light Co., and Yankee Energy System, Inc.

PROPOSAL TWO. APPROVAL OF NORTH CAROLINA NATURAL GAS CORPORATION LONG TERM INCENTIVE PLAN

GENERAL

     The Board of Directors is submitting to the Stockholders for approval the North Carolina Natural Gas Corporation Long Term Incentive Plan ("LTIP"). The Board of Directors has adopted the LTIP which, subject to Stockholder approval, would become effective as of October 1, 1996. The purposes of the LTIP are to
(i) focus participants' attention on the long-term creation of Stockholder value that exceeds the performance of the Company's industry peers; (ii) provide a competitive form of long-term incentive compensation that attracts and retains qualified management talent and motivates their performance; (iii) promote ownership of stock among senior officers of the Company, thereby increasing management's linkage to Stockholder interests; and (iv) provide variability in compensation to senior officers that is closely linked to long-term financial and market performance of the Company.

     Under the LTIP, incentive awards would be made to selected senior officers of the Company who have the opportunity to make a significant contribution to long-term Company performance. There are currently ten persons within this class of senior officers. The LTIP is wholly performance-based, and utilizes measurement criteria which would directly link a portion of participating management's remuneration to the Company's financial performance and Stockholder return. The discussion which follows describes the material features of the LTIP. The discussion is subject, in all respects, to the terms of the LTIP attached to this Proxy Statement as Exhibit "A".

ADMINISTRATION AND TERMINATION

     The LTIP shall be administered by the Personnel and Compensation Committee ("Committee") of the Board of Directors of the Company which has authority to determine the senior officers of the Company to whom awards shall be granted, performance measures and performance ranges applicable to the measures, the amount of LTIP award to be paid, and the other terms and conditions of each LTIP award. The Committee consists of two or more persons who are "disinterested" persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Committee, subject to approval by the Board of Directors, shall have the right at any time to amend or modify the LTIP as to future plan cycles, other than with respect to the number of shares of the Company's $2.50 per share par value Common Stock ("Common Stock") that may be issued under the LTIP.

     The LTIP is anticipated to continue in effect for a period of ten years through September 30, 2006; however, the Committee, subject to approval of the Board of Directors, shall have the right to terminate the LTIP at any time.

DESCRIPTION OF THE LTIP

     The LTIP is a performance share plan, using shares of Common Stock and cash awards equivalent to the accrued dividends on earned shares of Common Stock as the form of the incentive award. Performance shares and dividend equivalents may only be earned for accomplishment of specific Company performance measures established for each plan cycle during the term of the LTIP.

     Under the LTIP, the Committee, at the beginning of each plan year (which is a fiscal year commencing October 1) shall select the senior officers of the Company having the opportunity to make a significant contribution to the Company's long term performance who are eligible to participate in the LTIP for the plan cycle. The plan cycle is the period over which the Company's performance shall be measured to determine whether any LTIP award shall be paid and in what amount. The plan cycle shall typically be five plan years, commencing with the first day of the first fiscal year (October 1, 1996), with the exception of two special plan cycles which shall cover the periods of Fiscal Year 1997 through 1999 and Fiscal Year 1997 through 2000.

     The Committee shall establish target awards for each LTIP participant, stated as a percentage of the participant's salary. Those target awards shall be converted into a target number of "performance shares" for each LTIP participant by dividing the participant's target award by the average price of one share of Common Stock for the twelve months preceding the plan cycle. The maximum number of performance shares that may be earned by a participant is equal to two times the participant's target number of performance shares.

     The actual number of performance shares earned by participants depends upon the Company's actual results during the plan cycle versus established performance measures. The Committee shall select performance measures based upon their relevance in measuring the Company's financial and market performance versus that of the Company's industry peers. For each plan cycle, the Committee shall select performance measures and assign weights on the basis of each performance measure's importance to the long-term success of the Company. For plan cycles represented by Fiscal Years 1997 through 1999, 1997 through 2000 and 1997 through 2001, the following performance measures and weights to be used are: (i) total Stockholder return (the annualized rate of return for the plan cycle reflecting stock price appreciation plus the reinvestment of dividends and the compounding effect of dividends paid on reinvested dividends) for the Company over the period of each plan cycle as compared to the results achieved by the Committee-selected group of peer gas distribution companies for the same period (50% weight); and (ii) average return on equity (the average percentage return on equity for all years in the plan cycle. Return of equity for a particular year is net income divided by the average of common equity at the beginning and end of fiscal year) for the Company over the period of each plan cycle as compared to the results achieved by the same group of peer gas distribution companies for the same period (50% weight).

     The Committee shall also establish for each plan cycle the performance range applicable to each performance measure and the amount of incentive compensation that shall be paid at various levels of achievement of the performance measures. For each performance measure, the Committee shall establish a performance range which includes three specific performance levels: threshold, target and stretch. No payout of a LTIP award shall be made unless "threshold" performance for one or more of the selected performance measures is attained by the Company for the plan cycle. Company results that are at or above the stretch performance range earn the maximum number of performance shares by participants. Where results fall between threshold and target or target and stretch range for a performance measure, straight-line interpolation shall be used to calculate actual performance shares earned with performance shares being rounded off to the nearest whole number of shares.

     If a LTIP participant remains employed by the Company from the first day until the last day of the plan cycle, he shall be entitled to receive his LTIP award based upon the levels of attainment by the Company of the performance targets applicable to each performance measure for the plan cycle. If a participant terminates employment with the Company prior to the end of the plan cycle, he shall forfeit his right to any payment of the LTIP award, unless his termination results from death, disability or retirement. In these latter events, the participant (or in the event of death, his beneficiary or estate) shall be entitled to receive a pro-rata portion of his LTIP award based on the number of complete years and months in which he participated in each active but uncompleted plan cycle with such pro-rata portion subject to being increased in the discretion of the Committee not to exceed the maximum target award of the participant.

     Performance shares and cash awards earned by participants shall be paid to participants following the completion of the plan cycle. The Company may withhold a portion of the participant's distribution to pay any tax withholding obligation relating to the payment. At their option, participants may elect to receive all of their earned shares, provided that they make payment to the Company for their withholding amount prior to receipt of the shares of Common Stock and any accrued dividend cash award.

     A participant shall also be entitled to receive payment of a LTIP award if a Change in Control of the Company occurs during a plan cycle. A Change in Control is defined as (i) the consolidation or merger of the Company into or with another corporation as a result of which the Company is not the surviving corporation or (ii) a majority of the outstanding shares of the Company are acquired by another corporation, person or group. Should a Change in Control event occur, a pro-rata portion of target performance shares and related cash awards for all active but uncompleted plan cycles shall be immediately payable to participants.

     The amount of the performance share awards to be received under the LTIP are not determinable at this time due to the uncertainty as to the future value of the Company's Common Stock and as to the future performance of the Company upon which incentive awards shall be based. The aggregate number of shares of Common Stock reserved for issuance under the LTIP is 150,000, subject to adjustment for stock dividends and splits (representing 2.28% of the Company's issued and outstanding Common Stock).

     Over the course of a plan cycle, the Company shall accrue a charge to earnings in accordance with accepted accounting principals, generally equal to its estimate of the value of performance shares and cash awards to be earned at the end of the plan cycle.

INCOME TAX CONSEQUENCES

     The following summary briefly describes the principal federal income tax consequences of LTIP award payments. This summary is not intended to cover all tax consequences that may apply to a particular participant or to the Company.

     Under current federal tax law, a senior officer of the Company receiving a LTIP award shall not realize any income during the plan cycle. The LTIP participant shall instead recognize ordinary income equal to the fair market value of the shares of Common Stock and cash he receives (and any amount withheld for tax purposes) when he actually receives his LTIP award payment. Subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company shall be entitled to take the amount of the award as an income tax deduction at the time the participant recognizes the award as income.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD WITH RESPECT TO PROPOSAL TWO

     To comply with the requirements of Rule 16b-3 of the Securities and Exchange Commission Rules and Regulations and Section 162(m) of the Internal Revenue Code, the LTIP, as adopted by the Board of Directors, is being submitted to Stockholders for approval in order to secure the benefit of the short swing profit liability exemption which is provided under Rule 16b-3 with respect to certain stock transactions effected by the Company's insiders participating in the LTIP. A majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote at the Annual Meeting must be voted in favor of the LTIP to implement the LTIP as discussed above. Shares of Common Stock that are voted as an abstention shall be treated as voting against Proposal Two and broker nonvotes shall have no effect on the outcome of the vote on Proposal Two.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL
TWO.

PROPOSAL THREE. APPROVAL OF THE NORTH CAROLINA NATURAL GAS CORPORATION DIRECTORS' DEFERRED COMPENSATION STOCK PLAN

GENERAL

     The Board of Directors is submitting to the Stockholders for approval the North Carolina Natural Gas Corporation Directors' Deferred Compensation Stock Plan (the "Deferred Compensation Stock Plan"). The Board of Directors has adopted the Deferred Compensation Stock Plan which, subject to Stockholder approval, would become effective January 1, 1997. The purpose of the Deferred Compensation Stock Plan is to: (i) provide a stock-based deferred compensation arrangement for nonemployee directors ("Eligible Directors") of the Company who elect to participate in the Deferred Compensation Stock Plan with respect to future payments of Directors' Fees; (ii) encourage close identity of interest between Stockholders and Directors; (iii) assist the Company in continuing to attract and retain quality members of the Board of Directors by offering Eligible Directors the opportunity to defer payment of their annual Directors' Fees and; (iv) permit Directors to receive such deferred payment in shares of the Company's $2.50 per share par value common stock ("Common Stock") rather than in cash. By electing to participate in the Deferred Compensation Stock Plan, an Eligible Director will be indirectly investing in the Company's Common Stock because the value of his payment of deferred Directors' Fees depends on the market price of the Company's Common Stock on the Payment Date.

     If the Deferred Compensation Stock Plan is approved by the Stockholders, Eligible Directors shall have the right to elect to receive payment of deferred Directors' Fees in shares of the Company's Common Stock. Each $1.00 of Directors Fees which a Director elects to defer pursuant to the Deferred Compensation Stock Plan will create a credit of common stock units equal to $1.15 worth of the Company's Common Stock. All such deferred amounts of Directors Fees under the Deferred Compensation Stock Plan will be treated as if they had been invested in shares of the Company's Common Stock by converting the Directors' Fees to common stock units for credit to the Director's memorandum account. The value of the payment made to a Participating Director when the deferral period ends shall depend on the market price of the Company's Common Stock at that time.

     The discussion which follows describes the material features of the Deferred Compensation Stock Plan. The discussion is subject, in all respects, to the terms of the Deferred Compensation Stock Plan attached to this Proxy Statement as Exhibit "B".

ADMINISTRATION

     The Deferred Compensation Stock Plan shall be administered by the Board of Directors which has the authority to amend, interpret or rescind any provision of the Deferred Compensation Stock Plan with the exception that Stockholder approval is required to (i) adjust or amend the common stock unit credit formula as hereinafter specified; (ii) adjust or amend any provision of the Deferred Compensation Stock Plan which materially alters the benefits accruing to Directors participating under the Deferred Compensation Stock Plan ("Participating Directors"); (iii) adjust or amend the number of shares of Common Stock distributed under the Deferred Compensation Stock Plan except as provided by such Deferred Compensation Stock Plan; or (iv) modify requirements as to Director eligibility under the Deferred Compensation Stock Plan.

DESCRIPTION OF THE PLAN

     Under the Deferred Compensation Stock Plan, each Eligible Director has the opportunity, on an annual basis, to elect to defer receipt of all or any portion of his Directors' Fees, including the annual retainer fee together with fees for attendance at Board of Directors and Committee meetings. A memorandum account shall be maintained for bookkeeping purposes for each Participating Director. As of January 1 of each year, "common stock units" equal to $1.15 worth of the Company's Common Stock for each $1.00 of Directors' Fees elected to be deferred by the Participating Director during the previous calendar year shall be credited to the Participating Director's memorandum account. For the purpose of computing such common stock units, the value of one share of Common Stock shall be computed by using the average high and low stock prices quoted on the New York Stock Exchange for the previous four quarters. In addition, a Participating Director's memorandum account shall also be credited with dividend equivalents as and to the same extent that dividends are declared on the Company's Common Stock, with such dividend equivalents being converted into additional common stock units. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, a combination or exchange of shares or other similar corporate change, the Board of Directors shall adjust the number of common stock units in the Participating Directors' memorandum account for each such change. The Deferred Compensation Stock Plan is intended to be, for the purpose of Titles I and IV of the Employee

Retirement Income Security Act of 1974, as amended, an unfunded plan for the benefit of Participating Directors and Participating Directors shall have no rights as a Stockholder of Common Stock with respect to the common stock units credited to his memorandum account until a certificate for shares of Common Stock is issued to the Participating Director pursuant to the Deferred Compensation Stock Plan.

     The annual retainer fee which is authorized to be paid to a Participating Director shall be prorated, as appropriate, for any calendar year during which the Participating Director serves less than the full calendar year on the Board of Directors of the Company.

     The Plan provides that on (i) the date of the Participating Director's Retirement as defined by the Deferred Compensation Stock Plan or the date specified in the Participating Director's Election Agreement whereby the Participating Director elects to participate under the Deferred Compensation Stock Plan; or (ii) the Participating Director's death; or (iii) the Participating Director's total disability as determined by the Board of Directors, whichever is first to occur, the Company shall deliver to the Participating Director (or in the event of death, his beneficiary or beneficiaries as specified in the beneficiary form on file with the Board of Directors, or, to his estate if no beneficiary is specified therein), a certificate for the number of shares of Common Stock equal to the whole number of the accrued common stock units in the Director's memorandum account, plus cash for any accrued fractional common stock unit determined at the fair market price of one share of Common Stock on such date.

     In the event of a Change in Control of the Company, a Participating Director's common stock units shall be paid to the Participating Director or, at the request of the Participating Director, exchanged for shares in the acquiring company if the acquiring company acquires control of the Company by means of a stock-for-stock exchange. A Change in Control, for purposes of the Deferred Compensation Stock Plan, means (i) the Company consolidates or merges into or with another company as a result of which the Company is not the surviving company; or (ii) a majority of the outstanding shares of the Company's Common Stock are acquired by any other company, person or group.

     The aggregate number of shares of Common Stock reserved for issuance under the Deferred Compensation Stock Plan is 75,000, subject to adjustment for any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change (representing 1.1% of the Company's issued and outstanding Common Stock).

     The benefits to be received by a Participating Director in the future under the Deferred Compensation Stock Plan are not determinable at this time due to the uncertainty as to the future value of the Company's Common Stock and as to the amount of Director's Fees which a Participating Director elects to defer under the Deferred Compensation Stock Plan.

INCOME TAX CONSEQUENCES

     The following summary briefly describes the principal federal income tax consequences of payments under the Deferred Compensation Stock Plan. This summary is not intended to cover all tax consequences that may apply to a particular participant or to the Company.

     Under current tax law, no income shall be recognized by the Director in the year Directors' Fees (which are deferred) are earned. Any Participating Director shall recognize ordinary income in the year he receives any full or partial payout of his memorandum account balance. The Company is entitled to an income tax deduction at the time of any full or partial payout of amounts deferred under the Deferred Compensation Stock Plan. Upon a payout in stock, the amount of the deduction shall be equal to the fair market value of the Common Stock at the date of payment, but no deduction is allowable at the time the fees are credited to the Participating Director's memorandum account.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD WITH RESPECT TO PROPOSAL THREE

     To comply with the requirements of Rule 16b-3 of the Securities and Exchange Commission Rules and Regulations and Section 162(m) of the Internal Revenue Code, the Deferred Compensation Stock Plan, as approved by the Board of Directors, is being submitted to Stockholders for approval in order to secure the benefit of the short swing profit liability exemption which is provided under the Rule with respect to certain stock transactions effected by the Company's insiders participating in the Deferred Compensation Stock Plan. A majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote at the Annual Meeting must be voted in favor of the Deferred Compensation Stock Plan to implement the Deferred Compensation Stock Plan as discussed above. Shares of Common Stock that are voted as an abstention shall be treated as voting against Proposal Three and broker nonvotes shall have no effect on the outcome of the vote on Proposal Three.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL THREE.

PROPOSAL FOUR. APPROVAL OF THE NORTH CAROLINA NATURAL GAS CORPORATION DIRECTORS' RETIREMENT COMPENSATION STOCK PLAN

GENERAL

     The Board of Directors is submitting to the Stockholders for approval the North Carolina Natural Gas Corporation Directors' Retirement Compensation Stock Plan for Eligible Directors (the "Stock Retirement Plan"). The Board of Directors has adopted the Stock Retirement Plan which, subject to Stockholder approval, would become effective January 1, 1997. The purpose of the Stock Retirement Plan is to provide a stock-based retirement plan for the Company's Directors who are serving on the Board of Directors on the date the Stock Retirement Plan is adopted ("Eligible Directors") so that payments by the Company of its $2.50 per share par value common stock ("Common Stock") shall be made to retired Eligible Directors in lieu of retirement income in the form of cash from the existing Cash Retirement Plan For Directors (see page 3).

     If the Company's Stock Retirement Plan is approved by the Company's Stockholders, which is unanimously recommended by the Board of Directors, the Board of Directors will immediately terminate the Company's Cash Retirement Plan for Directors. If the Company's Stock Retirement Plan is not approved by the Company's Stockholders, the Company's Cash Retirement Plan for Directors will continue in effect. The discussion which follows describes the material features of the Stock Retirement Plan. The discussion is subject, in all respects, to the terms of the Stock Retirement Plan attached to this Proxy Statement as Exhibit "C".

ADMINISTRATION

     The Stock Retirement Plan shall be administered by the Board of Directors of the Company which has the power to interpret the Stock Retirement Plan provisions, amend, interpret or rescind any provision of the Stock Retirement Plan, with the exception that Stockholder approval is required to (i) adjust or amend the common stock unit credit formula as hereinafter specified; (ii) adjust or amend any provision of the Stock Retirement Plan which materially alters the benefits accruing to Eligible Directors under the Stock Retirement Plan; (iii) increase the number of shares distributed under the Stock Retirement Plan except as provided for by such Plan; or (iv) modify the requirements as to director eligibility under the Stock Retirement Plan.

DESCRIPTION OF THE PLAN

     The Cash Retirement Plan for Directors currently in effect for the benefit of the Board of Directors which would be replaced by the Stock Retirement Plan if approved by the Stockholders, provides that upon retirement from the Board of Directors at age 75 and after serving as a Director for 5 years or more, the Company will pay such Director retirement compensation for life in an amount equal to the annual Director's retainer fee and if the Director elects to retire before age 75, the retirement compensation continues for the number of years served on the Board.

     Under the Stock Retirement Plan, a memorandum account for each Eligible Director shall be maintained for bookkeeping purposes by the Company and shall initially be credited with a number of common stock units calculated by dividing the present value of the Director's future "Retirement Fees" amount (using a 7% discount rate) by the average daily closing price on the New York Stock Exchange of the Company's Common Stock during the period October 1, 1996 through December 31, 1996. For the purpose of this calculation, the Eligible Director's future Retirement Fees amount means those fees representing the present value of the cash retirement benefit of existing Eligible Directors equal to the current annual retainer of $15,000 to be paid beginning at age 75 and continuing for the greater of ten years or the number of full years served on the Company's Board of Directors as of December 31, 1996. In addition, an Eligible Directors' memorandum account shall be credited with dividend equivalents as and to the same extent that dividends are declared on the Company's Common Stock, with such dividend equivalents being converted into additional common stock units. In the event of any change in the outstanding shares of the Company's Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination of shares or other similar corporate change, the number of common stock units in the Eligible Director's memorandum account shall be adjusted for each such change. The Stock Retirement Plan is intended to be, for the purposes of Title I and IV of the Employee Retirement Income Security Act of 1974, as amended, a nonfunded plan for the benefit of Eligible Directors and no Eligible Director shall have any property interest whatsoever in any specific assets of the Company by virtue of the common stock units credited to his memorandum account under the Stock Retirement Plan.

     The Eligible Director's interest in the memorandum account shall become fully vested upon his completion of ten years of service on the Board of Directors of the Company. Any Eligible Director who ceases service on the Board of Directors after five years but before completion of ten years of service will have the number of common stock units in his memorandum account reduced on a pro rata basis to reflect the number of years actually served. Any Eligible Director who ceases to serve on the Board of Directors prior to the completion of five years of service shall forfeit any common stock units credited to his memorandum account.

     On the Payment Date which is the earliest of (i) the date of the Eligible Director's retirement; (ii) a Change in Control of the Company, or (iii) the Eligible Director's death, a certificate for the number of shares of Common Stock equal to the whole number of accrued common stock units in the Eligible Director's memorandum account as of such Payment Date, plus cash for any accrued fractional unit determined on the basis of the fair market price of one share of Common Stock on such Payment Date, shall be delivered to the Eligible Director (or, in the event of death, his beneficiary or beneficiaries as specified in the beneficiary form on file with the Board of Directors or to his estate if no beneficiary is specified). The Eligible Director may elect to receive distribution of shares of Common Stock under the Stock Retirement Plan over a period not to exceed ten years. Other than cash paid on such Payment Date for any common stock fractional unit in the Eligible Director's memorandum account, no cash payment will be made to the Director or his beneficiary or beneficiaries.

     Under the Stock Retirement Plan, the Company may withhold, deduct and adjust an Eligible Director's memorandum account for all required amounts necessary to satisfy federal, state or other governmental withholding taxes arising in connection with the Stock Retirement Plan.

     In the event of a Change in Control of the Company, an Eligible Director may elect to receive one share of the Company's Common Stock for each common stock unit in his memorandum account or to have such shares exchanged for shares in the acquiring company if the acquiring company acquires control of the Company by means of a stock-for-stock exchange. A Change in Control, for purposes of the Stock Retirement Plan, means (i) the Company consolidates or merges into or with another company as a result of which the Company is not the surviving company; or (ii) a majority of the outstanding shares of the Company's Common Stock are acquired by any other company, person or group.

     The aggregate number of shares of Common Stock reserved for issuance under the Stock Retirement Plan is 35,000, subject to adjustment for any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change (representing .5% of the Company's issued and outstanding Common Stock).

     The benefits to be received by an Eligible Director in the future under the Stock Retirement Plan are not determinable at this time, due to the uncertainty as to the future value of the Company's Common Stock and as to an Eligible Director's future length of service on the Company's Board of Directors.

INCOME TAX CONSEQUENCES

     The following summary briefly describes the principal federal income tax consequences of payments under the Stock Retirement Plan. This summary is not intended to cover all tax consequences that may apply to a particular participant or to the Company.

     Under current tax law, no income shall be recognized by the Director in the year common stock units are earned and credited to his memorandum account. Any Eligible Director shall recognize ordinary income in the year he receives any full or partial payout of his memorandum account balance. The Company is entitled to an income tax deduction at the time of any full or partial payout of amounts under the Stock Retirement Plan. In the event that payout is made in stock, the amount of the deduction shall be equal to the fair market value of the Common Stock at the date of payment, but no deduction is allowable at the time the fees are credited to the Eligible Director's memorandum account.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD WITH RESPECT TO PROPOSAL FOUR

     To comply with the requirements of Rule 16b-3 of the Securities and Exchange Commission Rules and Regulations and Section 162(m) of the Internal Revenue Code, the Stock Retirement Plan, as approved by the Board of Directors, is being submitted to Stockholders for approval in order to secure the benefit of the short swing profit liability exemption which is provided under the Rule with respect to certain stock transactions effected by the Company's insiders participating in the Stock Retirement Plan. A majority of the shares of Common Stock which are represented in person or by proxy and entitled to vote at the Annual Meeting must be voted in favor of the Stock Retirement Plan to implement the Stock Retirement Plan as discussed above. Shares of Common Stock that are voted as an abstention shall be treated as voting against Proposal Four and broker nonvotes shall have no effect on the outcome of the vote on Proposal Four.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL
FOUR.

INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected the firm of Arthur Andersen LLP to continue as independent accountants for the Company and its wholly-owned subsidiaries, NCNG Exploration Corporation, NCNG Energy Corporation and Cape Fear Energy Corporation, for the fiscal year beginning October 1, 1996. Arthur Andersen LLP has acted for the Company in such capacity since 1959.

     Before each professional service was rendered by Arthur Andersen LLP, it was approved by, and the possible effect on the independence of the accountants was considered by, the Audit Committee of the Board of Directors. An invitation has been extended to the firm of Arthur Andersen LLP to attend the Annual Meeting of Stockholders with the opportunity to make a statement and to answer appropriate questions. A representative of the firm has indicated he will attend the meeting.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting and included in the proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices not later than August 1, 1997.

ANNUAL REPORT

     Pursuant to regulations of the Securities and Exchange Commission (SEC), the Company is required to file with the SEC an Annual Report on Form 10-K within 90 days of the end of each fiscal year. ON OR AFTER DECEMBER 31, 1996, UPON WRITTEN REQUEST ADDRESSED TO SALLY T. SOWERS, SECRETARY OF NORTH CAROLINA NATURAL GAS CORPORATION, POST OFFICE BOX 909, 150 ROWAN STREET, FAYETTEVILLE, NORTH CAROLINA 28302-0909, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FORWARDED WITHOUT CHARGE TO THE STOCKHOLDER MAKING SUCH REQUEST.

OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     By order of the Board of Directors this 6th day of December 1996.

                                             Sally T. Sowers, Secretary

                                                                     EXHIBIT "A"

                     NORTH CAROLINA NATURAL GAS CORPORATION

                            LONG TERM INCENTIVE PLAN

ESTABLISHMENT OF THE PLAN

     North Carolina Natural Gas Corporation (the "Company") establishes this incentive program as the Long Term Incentive Plan (the "LTIP").

PURPOSE OF THE PLAN

     The purpose of the LTIP is to assist the Company in accomplishing the following objectives:

     - focus participants' attention on the long-term creation of stockholder value that exceeds the performance of its industry peers.

     - provide a competitive form of long-term incentive compensation that attracts and retains qualified management talent and motivates their performance.

     - promote ownership of stock among senior officers of the Company, thereby increasing the linkage to stockholder interests.

     - provide variability in compensation that is closely linked to long-term financial and market performance of the Company.

ADMINISTRATION OF THE PLAN

     The LTIP is to be administered by the Personnel and Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the LTIP and any right of the Board of Directors of the Company to ratify Committee actions, the Committee will have the authority to:

     - select the employees to participate in the LTIP for each plan cycle;

     - perform all other functions required to administer and to operate the LTIP, including the adoption of such rules and regulations as may be necessary to carry out its functions; make all other determinations necessary or desirable in administering the LTIP, including the discretionary power to interpret the provisions of the LTIP;

     - the Committee shall have the exclusive discretionary right to construe and to interpret the LTIP, to determine the eligibility for benefits and the amount of such benefits and its decisions on such matters are final and conclusive on all parties.

EFFECTIVE DATE AND TERM OF THE PLAN

     The LTIP is effective as of October 1, 1996, subject to approval by all regulatory authorities, the New York Stock Exchange and a majority of stockholders. The term of the LTIP is for ten years, ending on September 30, 2006, unless extended by the Board of Directors with the approval of a majority of stockholders, all regulatory authorities and the New York Stock Exchange.

TYPE OF PLAN AND STRUCTURE OF AWARDS

     The LTIP is a performance share plan, using shares of the Company's $2.50 par value per share common stock ("Common Stock") and cash awards equivalent to the accrued dividends on earned shares as the form of award. Performance shares and dividend equivalents may only be earned for accomplishment of specific Company performance measures established for each plan cycle during the term of the LTIP.

PARTICIPATION GUIDELINES

     Senior officers of the Company who have the opportunity to make a significant contribution to long-term Company performance are eligible for participation. At the beginning of each plan cycle, participants are selected from among eligible employees. The Chief Executive Officer of the Company ("CEO") will prepare and present a list of recommended participants to the Committee for its approval. In turn, the Committee determines final participation, including the participation eligibility of the CEO.

     Participants are to be grouped into one or more tiers based on the scope of their job responsibilities. The Committee determines the tier assignments for all participants, requesting recommendations from the CEO where appropriate. At its discretion, the Committee may change the number of tiers and/or tier assignments at the beginning of each plan cycle.

     Selection for participation in the LTIP for a particular plan cycle provides no guarantee of future participation or tier assignment level, nor does it guarantee continued employment.

RESERVE OF COMMON SHARES FOR USE IN THE PLAN

     For the ten-year term of the LTIP, a total of 150,000 shares of Common Stock are reserved for use in the LTIP. In the event of a stock split or stock dividend, the number of shares reserved under the LTIP shall be adjusted so that they maintain the same ratio to total Common Stock shares outstanding as existed prior to the stock split or dividend.

     Any shares which are forfeited or unearned by participants in any plan cycle may be reused in future plan cycles, providing that total performance share awards during the term of the LTIP do not exceed the number of shares reserved.

PLAN CYCLES

     Except as otherwise provided herein, each plan cycle covers a five-year period commencing on the first day of the first fiscal year and ending on the last day of the fifth fiscal year following the beginning of the cycle. A new five-year plan cycle starts at the beginning of each fiscal year, so that plan cycles overlap. The plan cycles for the ten-year term of the LTIP will be:

     - Fiscal Year 1997 - Fiscal Year 2001

     - Fiscal Year 1998 - Fiscal Year 2002

     - Fiscal Year 1999 - Fiscal Year 2003

     - Fiscal Year 2000 - Fiscal Year 2004

     - Fiscal Year 2001 - Fiscal Year 2005

     - Fiscal Year 2002 - Fiscal Year 2006

     In addition, two special plan cycles will be utilized so that the first LTIP incentive awards may be earned as early as the end of Fiscal Year 1999. These two special plan cycles will cover the periods of Fiscal Year 1997-1999 and Fiscal Year 1997-2000.

TARGET AND MAXIMUM INCENTIVE AWARD LEVELS

     Target award opportunity is established for each participant tier and stated as a percent of base salary. Target incentive opportunity is converted into a target number of performance shares using the following procedure:

     - Target award percentage is multiplied by the participant's salary as of the beginning of the plan cycle.

     - A beginning Common Stock price is calculated by taking the average of the monthly closing stock price for the twelve months preceding the beginning of a plan cycle.

     - The dollar amount calculated in the first step is divided by the stock price calculated in the second step. The result of this calculation, rounded to the nearest whole share, represents the target performance share award for each participant for the plan cycle.

     The maximum number of performance shares that may be earned by a participant is equal to two times the target number of shares.

     Target and maximum performance share levels are subject to change from one plan cycle to another as participants' salaries and the Company's Common Stock price also change.

PERFORMANCE MEASURES

     The actual number of performance shares earned by participants depends upon actual results during the plan cycle versus established performance measures. Performance measures are selected by the Committee for their relevance in measuring the Company's financial and market performance versus its industry peers. For each plan cycle, the Committee selects performance measures and assigns weights to indicate each performance measure's relative importance to long-term Company success. Weights that add up to 100% are to be assigned by the Committee to performance measures.

     For each performance measure, the Committee will establish a performance range which includes three specific performance levels: threshold, target and stretch. Results that are at or below the performance threshold for a performance measure earn no performance shares. Likewise, results that are at or above the stretch performance level earn the maximum number of performance shares but no more.

     For the plan cycles represented by Fiscal Years 1997-1999, 1997-2000 and 1997-2001, the following performance measures and weights will be used:

     - Total stockholder return (the annualized rate of return for the plan cycle reflecting stock price appreciation plus the reinvestment of dividends and the compounding effect of dividends paid on reinvested dividends) for the Company over the period of each plan cycle is compared to results achieved by a select group of peer gas distribution companies for the same period. The Committee will select the group of peer gas distribution companies to be used. The weight given this performance measure is 50%.

     - Average return on equity (the average percentage return on equity for all years in the plan cycle. Return on equity for a particular year is net income divided by the average of common equity at the beginning and end of that fiscal year.) for the Company over the period of each plan cycle is compared to results achieved by the same group of peer gas distribution companies for the same period. The weight given this performance measure is 50%.

     Performance measures, performance ranges and weights are subject to change by the Committee for any plan cycle at the beginning of the cycle.

DETERMINING ACTUAL INCENTIVE AWARDS

     The total number of performance shares earned at the end of a plan cycle is dependent upon performance compared to each individual performance measure. Where results fall between threshold and target or target and stretch levels for a performance measure, straight-line interpolation will be used to calculate actual performance shares earned. Shares earned are always rounded off to the nearest whole number of shares. Total shares earned is the sum of shares earned for results achieved for each performance measure. In addition, each participant earns a cash award equal to the total number of performance shares earned multiplied by the dollar value of the dividends paid out on a share of Common Stock during the plan cycle. During the plan cycle, performance is monitored by the CEO and designated personnel and progress is reported to participants and to the Committee. At the end of the plan cycle, the Committee, assisted by the CEO, will estimate performance and performance shares earned based on the most recent reports of peer group performance. Estimates will be reviewed by the Company's external auditors and approved by the Committee. Once audited financial statements and other appropriate data are available, the CEO, assisted by the Director of Statistical Services, determines final performance, compares the Company's performance to performance ranges and calculates the actual number of performance shares and cash awards earned by each participant. The Company's auditors will verify all calculations and prepare a report for approval by the Committee.

TIMING OF AND ELIGIBILITY FOR LTIP AWARD PAYOUTS

     Actual performance share and cash awards are disbursed in two segments. Within 75 days after the end of a plan cycle, an amount up to, but not exceeding, fifty percent of estimated performance shares and cash awards will be disbursed to participants. Within 30 days of the Committee approval of the outside auditors' report on final performance results, performance share and cash award levels, the difference between these amounts and the amounts of the first payout are disbursed.

     Applicable withholding for federal and state taxes will be made in accordance with existing payroll guidelines for the year in which payment is received. Withholding will be accomplished by retaining that number of performance shares earned, equal to the calculated withholding amount. At their option, participants may elect to receive all of their earned shares, provided that they make payment to the Company, including cash awards, for their withholding amount prior to receipt of the shares.

     Over the course of a plan cycle, the Company will accrue a charge to earnings in accordance with accepted accounting principles, generally equal to its estimate of the value of performance shares and cash awards to be earned at the end of the plan cycle.

     A participant must be employed on the first and last day of a plan cycle and experience no break in service to receive any award payment under the LTIP, except as described in the section entitled Changes in Participant Status.

EFFECT ON EMPLOYEE BENEFIT PLANS

     The impact, if any, on calculations made under existing pension and retirement plans will be determined in accordance with the policies and procedures of such plans.

CHANGES IN PARTICIPANT STATUS

     It is anticipated that from time to time, the status of participants may change as a result of job or employment changes. The nature of the status change will determine the impact on incentive earnings.

     In the event a participant terminates his employment or is terminated (except for death, disability or retirement) by the Company, no LTIP incentive awards for any active but uncompleted plan cycles will be paid.

     In the event a participant's job changes which further results in a change in tier, an adjustment will be made in his target and maximum incentive potential based on the effective date of the job change. A new prorated target and maximum number of performance shares for each active but uncompleted plan cycle will be determined (based on this effective date) and such changes will be reported to the participant.

     An employee hired or promoted into a senior officer position is first eligible to participate in the LTIP at the beginning of the next plan cycle.

     The CEO may recommend to the Committee that a participant be removed during a plan cycle based on a job reassignment or assessment of individual performance and if the removal is approved by the Committee, the employee's eligibility for that plan cycle is eliminated.

     In the event of a participant's death, disability or retirement, the participant, his designated beneficiary or his estate will receive a prorata portion of his target incentive based on the number of complete years and months in which he participated in each active but uncompleted plan cycle. For example, if a participant retires at the end of fiscal year 2001, he would receive an award equal to the following:

                                                          CASH EQUAL TO NUMBER OF EARNED SHARES
                                                             FOR THE PLAN CYCLE MULTIPLIED BY
                                          PERCENT OF        DIVIDENDS PAID ON A SHARE OF STOCK
                  PLAN CYCLE             TARGET SHARES      DURING THE FOLLOWING FISCAL YEARS
        -------------------------------  -------------   ----------------------------------------
        FY 1998 - 2002.................        80%                    FY 1998 - 2001
        FY 1999 - 2003.................        60                     FY 1999 - 2001
        FY 2000 - 2004.................        40                     FY 2000 - 2001
        FY 2001 - 2005.................        20                        FY 2001
        FY 2002 - 2006.................         0                          None

     At its discretion, the Committee may choose to make awards of a greater amount than described above. However, in no instance will such discretionary awards exceed the maximum incentive opportunity of the participant.

BENEFICIARY DESIGNATION

     A participant may designate a beneficiary who upon his death is to receive any LTIP award determined as due to him. All beneficiary designations will be in writing and on a form approved by the Company. Such a designation will be effective only if and when it is delivered to the Committee. In the event there is no designated beneficiary on file for a participant, the beneficiary shall be deemed to be the participant's surviving spouse, or if there is no such spouse, the participant's estate.

CHANGE IN CONTROL

     A Change in Control is defined as (a) the Company consolidates or merges into or with another corporation as a result of which the Company is not the surviving corporation or (b) a majority of the outstanding shares of the Company are acquired by any other corporation, person or group.

     Should a Change in Control event occur, a prorata portion of target performance shares and related cash awards for all active but uncompleted plan cycles will be immediately payable to participants. To accomplish this calculation, the following procedures are followed:

       - For each participant, target performance shares for each active but uncompleted plan cycle are adjusted based on the ratio of full months completed to the total months in the plan cycle.

       - For the two most recent completed plan cycles, an average is taken of the percent of target performance shares earned. This average percent is multiplied by the adjusted target performance shares for each active and uncompleted plan cycle and summed. Performance shares are converted into a cash equivalent amount by multiplying the number of shares earned by the closing stock price on the day the Change in Control event occurs.

       - Cash awards are calculated by multiplying the number of performance shares earned for each plan cycle times the dividends paid on a share of Common Stock during the months completed in each plan cycle.

     As soon as these calculations are made, the Company makes award disbursements in check form equal to the amounts calculated for the value of performance shares plus cash awards. The Company withholds applicable federal and state taxes in accordance with existing payroll guidelines.

NO ASSIGNMENT

     No right or benefit under this LTIP may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in any way by a participant and any attempt by a participant to sell, assign, transfer, pledge, hypothecate or dispose of his or her interests shall be null and void and shall not be recognized by the Committee. Notwithstanding the foregoing, any business entity succeeding substantially all of the business of the Company by purchase, merger, consolidation, sale of assets or otherwise shall be bound by and shall adopt and assume the Company's obligations under the LTIP and the Company shall obtain the assumption of such obligations by such successor.

AMENDMENT OF THE PLAN

     The Committee, with Board approval, may amend or modify this LTIP at any time, for any reason and in any manner, other than with respect to the number of shares that may be issued under the LTIP. Such amendments shall pertain to all future plan cycles, but not to completed or active but uncompleted plan cycles. These actions by the Committee are binding on all participants. Notice of any such amendment will be made in writing to all participants.

TERMINATION OF THE PLAN

     The Company expects to continue this LTIP until September 30, 2006 but does not obligate itself to do so. The Committee, subject to ratification by the Board of Directors of the Company, reserves the right to discontinue and terminate the LTIP at any time, for any reason (including a change or an impending change in the tax laws of the United States or any State). Termination of the LTIP shall be binding on all participants but in no event may such termination reduce or cancel an outstanding participant's award already earned by a participant under the LTIP. If the LTIP is terminated, the Committee shall determine the rights of the participants under outstanding awards and the time and manner of payment of the awards, if any, due the participant.

STATUS UNDER ERISA

     This LTIP is not maintained as and is not intended to be an "employee benefit plan" under the Employee Retirement Income Security Act of 1974, as amended.

UNFUNDED PLAN

     The benefits provided by this LTIP are unfunded. All amounts payable under this LTIP to participants shall be paid from the general assets of the Company and nothing contained in this LTIP shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying awards to participants. This LTIP is only a contractual obligation on the part of the Company and the participants. Participants shall have the status of general unsecured creditors of the Company under the LTIP with respect to amounts payable to them.

RECEIPT OR RELEASE

     Any accepted payment to a participant under the LTIP shall, to the extent thereof, be in full satisfaction of all claims against the Committee, the Board of Directors and the Company. The Committee may require any participant as a condition precedent to such payment to execute a receipt and release to such effect.

CONTROLLING LAW

     This LTIP shall be construed and enforced according to the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Company has caused this LTIP to be signed and
adopted the      day of                , 1996.

                                        NORTH CAROLINA NATURAL GAS
                                        CORPORATION

                                        By:
                                        ----------------------------------------
                                           President

ATTEST:

---------------------------------------------------
Secretary

                                                                     EXHIBIT "B"

                     NORTH CAROLINA NATURAL GAS CORPORATION

                  DIRECTORS' DEFERRED COMPENSATION STOCK PLAN

     1. ESTABLISHMENT: North Carolina Natural Gas Corporation ("NCNG" or the "Corporation") hereby establishes the NCNG "Directors' Deferred Compensation Stock Plan" for Eligible Directors.

     2. PURPOSE OF PLAN: The purpose of the Plan is to provide a stock-based, deferred compensation arrangement for Eligible Directors of NCNG who elect to participate in the Plan with respect to future payments of Director Fees. The objective in electing to participate in this Plan is to ensure that the Participating Director will be taxed only when the payment of deferred Director Fees, in the form of NCNG's Common Stock ("Common Stock"), are received by him under the terms of this Plan.

     3. EFFECTIVE DATE: This Plan is effective as of January 1, 1997, subject to approval of the Plan (a) by all regulatory agencies as required by applicable law and (b) by the stockholders of the Corporation at the 1997 Annual Meeting of Stockholders as required by the regulations and bylaws of the New York Stock Exchange and as otherwise required by applicable law.

     4. ADMINISTRATION OF THE PLAN: The Plan will be administered by the Board of Directors of NCNG (the "Board"). The Board shall have the power to interpret any Plan provision; to prescribe, amend and rescind any provision related thereto; and to make all other determinations that are deemed necessary or advisable to administer the Plan; provided, however, the Board shall have no right, without approval of NCNG's stockholders, to adjust or amend the Common Share unit credit formula set forth in Section 7 or any other provision of the Plan which will materially alter the benefits accruing to Participating Directors, the number of shares of Common Stock distributed under the Plan, except as provided herein, or modify the requirements as to director eligibility under the Plan.

     5. DEFINITIONS:

          (a) CHANGE IN CONTROL means (a) the Corporation consolidates or merges into or with another company as a result of which the Corporation is not the surviving company or (b) a majority of the outstanding shares of the Corporation's Common Stock is acquired by any other company, person or group.

          (b) COMMON STOCK UNIT means a unit representing one share of the $2.50 par value per share Common Stock of the Corporation or any substituted class of common stock provided such stock is the primary publicly traded equity issue of the Corporation.

          (c) DIRECTOR FEES means the annual retainer fee and board and committee attendance fees which are authorized to be paid from time to time to an Eligible Director by the Board of Directors.

          (d) ELIGIBLE DIRECTOR means any present or future elected director of the Corporation who is not an employee thereof.

          (e) ELECTION AGREEMENT means that written agreement between the Corporation and an Eligible Director that defines the percentage of the retainer fee and/or meeting fees elected to be deferred by a Participating Director. Such written election agreement shall be executed on an annual basis prior to the beginning of the calendar year to which the Eligible Director's deferral of the retainer and/or meeting fees relates.

          (f) FAIR MARKET PRICE means the closing price for a share of Common Stock as quoted by the New York Stock Exchange on the day of the required calculation, or, if there were no Common Stock transactions on such day, on the next preceding day for which there were Common Stock transactions.

          (g) MEMORANDUM ACCOUNT means an account established for each Participating Director that will be credited with Common Stock Units.

          (h) PARTICIPATING DIRECTOR means an Eligible Director who has timely completed, executed and delivered an Election Agreement to the Corporation as required by the terms of this Plan.

          (i) PAYMENT DATE means the earliest to occur of the following dates:
     (i) the date of the Participating Director's Retirement or the date specified in the Participating Director's Election Agreement; or (ii) the Participating Director's death; or (iii) the Participating Director's Total Disability as determined by the Board. "Total Disability" as used herein means an inability by reason of illness or accident to perform substantially the duties and responsibilities required of a director generally.

          (j) PLAN means the NCNG Directors' Deferred Compensation Stock Plan, as amended from time to time.

          (k) RETIREMENT means the resignation of a director from the Board of Directors of NCNG for any reason; the removal of a director with or without cause by the NCNG Board or by any regulatory agency; or, the conclusion of a director's term of office where the director is not reelected to a succeeding term by the stockholders of the Corporation.

     6. ELECTION TO DEFER: Each Eligible Director shall, pursuant to the terms of this Plan and on an annual basis, be given the opportunity by the Corporation to defer receipt of all or any portion of the Director Fees which such Eligible Director will earn during the next succeeding calendar year for services rendered as a director of the Corporation. In order to participate in the Plan, an Eligible Director must elect in writing to participate in the Plan by (i) properly completing and executing an Election Agreement in the form provided in connection with this Plan, and (ii) timely delivering the Election Agreement to the Corporation before the beginning of the calendar year to which the Eligible Director's deferral election relates. Delivery of an Election Agreement is complete only upon the Corporation's actual receipt thereof.

     7. BOOKKEEPING OF MEMORANDUM ACCOUNT: A Memorandum Account for each Participating Director will be credited with Common Stock Units stated to three
(3) decimal places.

          (a) Pursuant to a Participating Director's election, the Corporation shall credit to the Participating Director's Memorandum Account as of January 1 of each year $1.15 worth of NCNG Common Stock for each $1.00 of the NCNG monthly retainer fee or meeting fees elected to be deferred by a Participating Director. The number of shares of NCNG Common Stock to be credited to the Participating Director shall be computed by using the average high and low stock prices quoted on the New York Stock Exchange for the previous four (4) quarters. The number calculated will be stated to three (3) decimal places of Common Stock Units. The annual retainer fee which is authorized to be paid to a Participating Director will be prorated, as appropriate, for any calendar year during which the Participating Director serves less than the full calendar year on the Board of Directors of the Corporation.

          (b) Until fully paid out in accordance with Section 8 below, the Corporation shall credit to the Participating Director's Memorandum Account, on each day that the Corporation pays a declared cash dividend to the stockholders of its Common Stock, a number (stated to three decimal places) of Common Stock Units that is equal to the total number of Common Stock Units in the Participating Director's Memorandum Account on the record date established for such dividend, multiplied by the cash dividend per share of Common Stock, and divided by the Fair Market Price on the record date.

          (c) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, the Board will adjust the number of shares in the Participating Director's Memorandum Account for each such change.

          (d) A Participating Director shall have no rights as a stockholder of Common Stock with respect to the Common Stock Units credited to his Memorandum Account unless and until a certificate for shares of Common Stock is issued to the Participating Director by the Corporation pursuant to the terms of the Plan.

     8. PAYOUT OF MEMORANDUM ACCOUNT: Following the Effective Date of this Plan, the Corporation shall, on the Payment Date, cause to be delivered to the Participating Director (or, in the event of death, his beneficiary or beneficiaries as specified in the Beneficiary Form on file with the Board, or, to his estate if no beneficiary is specified therein), a certificate for the number of shares of Common Stock equal to the whole number of accrued Common Stock Units in the Memorandum Account as of the Payment Date, plus cash for any accrued fractional unit determined at the Fair Market Price on the Payment Date. Other than cash paid on the Payment Date for any fractional Common Stock Unit in the Participating Director's Memorandum Account, no cash payment will be made to the Director or his beneficiary or beneficiaries.

     9. CHANGE IN CONTROL: In the event of a Change in Control of the Corporation as defined above, a Director's Common Stock Units will be paid to the Participating Director or, at the request of the Participating Director, exchanged for shares in the acquiring company if the acquiring company acquires control of the Corporation by means of a stock-for-stock exchange.

     10. UNFUNDED PLAN: This Plan is intended to be, for purposes of Titles I and IV of the Employee Retirement Income Security Act of 1974, as amended, an unfunded plan for the benefit of Eligible Directors. No Eligible or Participating Director shall have any property interest whatsoever in any specific assets of the Corporation. The Memorandum Account is not intended to be a trust account or escrow account for the benefit of a Participating Director or any other person. The sole right of a Participating Director, or his personal representatives, is a right as an unsecured general creditor of the Corporation. No later than January of each year, the Corporation shall provide each Participating Director with an annual report of his or her Memorandum Account balance as of December 31 of the preceding year.

     11. ASSIGNMENT/ALIENATION: The rights and benefits of Participating Directors under this Plan are personal to each director, and neither the director nor his or her designated beneficiaries shall have the power or right to transfer, assign, anticipate, mortgage, or otherwise encumber any payout to be made under this Plan.

     12. STOCK SUBJECT TO PLAN: The maximum number of shares of Common Stock that shall be reserved for issuance under this Plan shall be 75,000 shares, subject to adjustment upon changes in the capitalization of the Corporation as provided in Section 7(c) of the Plan.

     13. FUTURE DIRECTOR TERMS: Nothing in this Plan shall obligate an Eligible Director or Participating Director to continue as such or to accept any nomination for a future term as a director of the Corporation.

     14. WITHHOLDING/EMPLOYMENT TAXES: As required by applicable tax law, the Corporation may withhold, deduct and adjust a Participating Director's Memorandum Account for all required amounts necessary to satisfy any federal, state or other governmental withholding taxes arising directly or indirectly in connection with the Plan or any Election Agreement whether under current or future tax laws. Notwithstanding the foregoing, the withholding obligations of the Corporation, upon payout in Common Stock of any Participating Director's Memorandum Account is limited by such applicable tax law as mentioned above and the Participating Director is solely responsible for the payment of all income or other taxes that may be related to such Memorandum Account payout.

     15. DELIVERY OF SHARES: Upon Retirement and delivery of any shares of Common Stock to a Participating Director, such retired director will agree by his Election Agreement to hold such shares for a period of one year. However, should such director die during the first year following his Retirement, his personal representative may sell such shares.

     16. RETAINER REPLACEMENT PERCENTAGE: A Participating Director may change the retainer replacement of Common Stock for cash at the beginning of each calendar year by completing a written Election Agreement on or before the first day of January of each calendar year.

     IN WITNESS WHEREOF, the Corporation has caused this Plan to be signed and
adopted the      day of           , 1996.

                                        NORTH CAROLINA NATURAL GAS
                                        CORPORATION

                                        By:
                                        ----------------------------------------
                                           President

ATTEST:

---------------------------------------------------
Secretary

                                                                     EXHIBIT "C"

                     NORTH CAROLINA NATURAL GAS CORPORATION

                 DIRECTORS' RETIREMENT COMPENSATION STOCK PLAN

     1. ESTABLISHMENT: North Carolina Natural Gas Corporation ("NCNG" or "Corporation") hereby establishes the North Carolina Natural Gas Corporation "Directors' Retirement Compensation Stock Plan."

     2. PURPOSE OF THE PLAN: The purpose of the Plan is to provide a stock-based retirement compensation plan for Eligible Directors of NCNG so that payments by NCNG of its Common Stock will be made to retired Eligible Directors in lieu of retirement income from the existing Cash Retirement Plan for Directors. Under this Plan, Directors will receive NCNG Common Stock ("Common Stock") rather than cash upon their retirement.

     3. EFFECTIVE DATE: This Plan is effective as of January 1, 1997, subject to approval of the Plan (a) by all regulatory agencies as required by applicable law and (b) by the stockholders of the Corporation at the 1997 Annual Meeting of Stockholders as required by the regulations and bylaws of the New York Stock Exchange and as otherwise required by applicable law.

     4. ADMINISTRATION OF THE PLAN: The Plan will be administered by the Board of Directors of NCNG (the "Board"). The Board shall have the power to interpret any Plan provision; to prescribe, amend and rescind any provision relating thereto; and to make all other determinations that are deemed necessary or advisable to administer the Plan; provided however, the Board shall have no right, without approval of the Corporation's stockholders, to adjust or amend the Common Stock unit credit formula set forth in Section 6 or any other provision of the Plan which will materially alter the benefits accruing to Eligible Directors, increase the number of shares of Common Stock to be distributed under the Plan, except as provided herein, or modify the requirements as to director eligibility under the Plan.

     5. DEFINITIONS:

          (a) CHANGE IN CONTROL means (i) the Corporation consolidates or merges into or with another company as a result of which the Corporation is not the surviving company or (ii) a majority of the outstanding shares of the Corporation's Common Stock is acquired by any other company, person or group.

          (b) COMMON STOCK UNIT means a unit representing one share of the $2.50 par value per share Common Stock of the Corporation or any substituted class of common stock provided such stock is the primary publicly traded equity issue of the Corporation.

          (c) DIRECTORS' RETIREMENT FEES means those fees representing the present value of the cash retirement benefit of existing Eligible Directors equal to the current annual retainer of $15,000 to be paid beginning at age 75 and continuing for the greater of ten (10) years or the number of full years served on the NCNG Board of Directors as of December 31, 1996.

          (d) ELIGIBLE DIRECTOR means any present NCNG Director who is serving on the Corporation's Board of Directors on the date this Plan is adopted. However, any Director who ceases to serve on the Board prior to the completion of five (5) years' service will forfeit any Common Stock Units credited to his Memorandum Account.

          (e) FAIR MARKET PRICE means the closing price for a share of Common Stock as quoted by the New York Stock Exchange on the day of the required calculation, or, if there were no Common Stock transactions on such day, on the next preceding day for which there were Common Stock transactions.

          (f) MEMORANDUM ACCOUNT means an account established for each Eligible Director that will be credited with Common Stock Units.

          (g) PAYMENT DATE means the earliest to occur of the following dates:
     (i) the date of the Eligible Director's Retirement, (ii) a Change in Control of the Corporation, or (iii) the Eligible Director's death.

          (h) PLAN means the NCNG Directors' Retirement Compensation Stock Plan.

          (i) RETIREMENT means the resignation of a Director from the Board for any reason, the removal of a Director with or without cause by the Board of Directors of NCNG or by any regulatory agency; or, the conclusion of a Director's term of office by reason of not being reelected to a succeeding term by the stockholders of the Corporation.

     6. BOOKKEEPING OF MEMORANDUM ACCOUNT: A Memorandum Account for each Eligible Director will be credited by Common Stock Units stated to three (3) decimal places.

          (a) The number of Common Stock Units initially credited to the Memorandum Account of an Eligible Director shall be calculated by dividing the present value of the future Director's Retirement Fees amount (using a 7% discount rate) by the average daily closing price on the New York Stock Exchange of the Corporation's Common Stock during the period October 1, 1996 through December 31, 1996.

          (b) Until fully paid out in accordance with Section 7 below, the Corporation shall credit to the Eligible Director's Memorandum Account, on each day that the Corporation pays a declared cash dividend to the stockholders of its Common Stock, a number (stated to three decimal places) of Common Stock Units that is equal to the total number of Common Stock Units in the Eligible Director's Memorandum Account on the record date established for such dividend, multiplied by the cash dividend per share of Common Stock and divided by the published closing price of the Common Stock on the record date.

          (c) In the event of any change in the outstanding shares of the Corporation's Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation spin-off, reorganization, combination of shares or other similar corporate change, the Board will adjust the number of shares in the Eligible Director's Memorandum Account for each such change.

          (d) An Eligible Director shall have no rights as a stockholder of Common Stock with respect to the Common Stock Units credited to his Memorandum Account unless and until a certificate for shares of Common Stock is issued to the Eligible Director by the Corporation pursuant to the terms of the Plan.

     7. PAYOUT OF MEMORANDUM ACCOUNT: Following the effective date of this Plan, the Corporation shall cause to be delivered to the Eligible Director (or, in the event of death, his beneficiary or beneficiaries as specified in the Beneficiary Form on file with the Board or to his estate if no beneficiary is specified therein) on the Payment Date a certificate for the number of shares of Common Stock equal to the whole number of accrued Common Stock Units in his Memorandum Account as of the Payment Date plus cash for any accrued fractional unit determined at Fair Market Price on the Payment Date. Other than cash paid on the Payment Date for any fractional unit of Common Stock in the Eligible Director's Memorandum Account, no cash payment will be made to the Director or his beneficiary or beneficiaries.

          (a) Prior to January 1, 1997, and subsequently at any time prior to twelve (12) months before the Retirement date, each Eligible Director may make an election of the period over which such shares of Common Stock are to be distributed by the Corporation. Such period may not exceed ten (10) years. Each Eligible Director must complete and deliver to the Corporation a written form which will state the number of years during which he wishes his Common Stock to be paid out.

          (b) In the event of a Change in Control of the Corporation, an Eligible Director may elect to receive one share of the Corporation's Common Stock for each Common Stock Unit in his Memorandum Account or to have such shares exchanged for shares in the acquiring company if the acquiring company acquires control of the Corporation by means of a stock-for-stock exchange.

          (c) In the event of the death of an Eligible Director prior to retirement from the Board, one share of Common Stock for each Common Stock Unit credited to the Director's Memorandum Account, adjusted if necessary to reflect service of less than ten (10) years, will be issued to the Director's designated beneficiary or to his estate if no specific beneficiary is designated in accordance with the vesting schedule described in Section 8 below.

     8. VESTING: The Eligible Director's interest in the Memorandum Account shall become fully vested upon his completion of ten (10) years of service on the Board of Directors of the Corporation. Any Eligible Director who ceases service on the Board after five (5) years but before completion of ten (10) years of service will have the number of Common Stock Units in his Memorandum Account reduced on a pro rata basis to reflect the number of years actually served.

     9. UNFUNDED PLAN: This Plan is intended to be, for the purposes of Title I and IV of the Employee Retirement Income Security Act of 1974, as amended, a nonfunded Plan for the benefit of Eligible Directors. No Eligible Director shall have any property interest whatsoever in any specific assets of the Corporation. The Memorandum Account is not intended to be a trust account or escrow account for the benefit of an Eligible Director or any other person. The sole right of an Eligible Director or his personal representative is a right as an unsecured general creditor of the Corporation. No later than January of each year, the Corporation shall provide each Eligible Director with an annual report of his Memorandum Account balance as of December 31 of the preceding year.

     10. ASSIGNMENT AND ALIENATION: The rights and benefits of Eligible Directors under this Plan are personal to each Director and neither the Director nor his or her designated beneficiary shall have the power or right to transfer, assign, anticipate, mortgage or otherwise encumber any Memorandum Account to be made under this Plan.

     11. STOCK SUBJECT TO PLAN: The maximum number of shares of Common Stock that shall be reserved for issuance under this Plan shall be 35,000 shares, subject to adjustment upon changes in the capitalization of the Corporation as provided in Section 6(c) above.

     12. FUTURE DIRECTOR TERM OBLIGATIONS: Nothing in this Plan shall obligate an Eligible Director to continue as such or accept any nomination for a future term as a director of the Corporation.

     13. WITHHOLDING/EMPLOYMENT TAXES: As required by applicable tax law, the Corporation may withhold, deduct and adjust an Eligible Director's Memorandum Account for all required amounts necessary to satisfy any federal, state or other governmental withholding taxes arising directly or indirectly in connection with the Plan or any election agreement whether under current or future tax laws. Notwithstanding the foregoing, the withholding obligations of the Corporation upon payout in Common Stock of any Eligible Director's Memorandum Account is limited by such applicable tax law as mentioned above, and the Eligible Director is solely responsible for the payment of all income or other taxes that may be related to such Memorandum Account payout.

     IN WITNESS WHEREOF, the Corporation has caused this Plan to be signed and
adopted the      day of               , 1996.

                                        NORTH CAROLINA NATURAL GAS
                                        CORPORATION

                                        By:
                                        ----------------------------------------
                                           President

ATTEST:

---------------------------------------------------
Secretary

                                                                     APPENDIX A

PROXY                                                                     PROXY
                     NORTH CAROLINA NATURAL GAS CORPORATION

                    Proxy for Annual Meeting of Stockholders
 This Proxy is Solicited on Behalf of the Board of Directors of the Corporation

The undersigned hereby appoints Calvin B. Wells and Sally T. Sowers, or either of them, with full power of substitution as attorneys and proxies to vote all of the shares of COMMON STOCK of North Carolina Natural Gas Corporation held or owned by the undersigned at the Annual Meeting of Stockholders on January 14, 1997, and at any adjournments thereof, as follows on the reverse.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO, THREE AND FOUR.

Stockholders should sign exactly as name appears on the reverse. Any person signing in a fiduciary capacity will please enclose proof of his appointment unless such proof has already been furnished. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?

------------------------------------

------------------------------------

------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                     NORTH CAROLINA NATURAL GAS CORPORATION

RECORD DATE SHARES:
                    _____________

1.  Election of Directors.
                 [ ] FOR    [ ] WITHHOLD    [ ] FOR ALL EXCEPT

             James E.S. Hynes, Richard F. Waid, and Calvin B. Wells

    (Instruction: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the nominee's name in the list provided above.)


2. Approval of the North Carolina Natural Gas Corporation Long Term Incentive Plan.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. Approval of the North Carolina Natural Gas Directors' Deferred Compensation Stock Plan.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. Approval of the North Carolina Natural Gas Directors' Retirement Compensation Stock Plan.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

5. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

    Mark box at right if address change has been noted on the reverse side of this card. [ ]


PLEASE BE SURE TO SIGN AND DATE THIS PROXY.


__________________________________________
Date

__________________________________________
Shareholder sign here

__________________________________________
Co-owner sign here


------------------------------------------------------------------------------
DETACH CARD


                    NORTH CAROLINA NATURAL GAS CORPORATION


Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, January 14, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


North Carolina Natural Gas Corporation